SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2005

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor New York, New York 10022-4624

42, rue Saint-Dominique, Paris, France 75007

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The stockholders of Schlumberger N.V. (Schlumberger Limited), a Netherlands Antilles corporation (“Schlumberger”), recently approved amendments to Schlumberger’s Articles of Incorporation required to comply with the recent changes in Netherlands Antilles law, to take advantage of the flexibility provided by those recent changes and to clarify or update certain provisions of the Articles of Incorporation. The recent amendments to Schlumberger’s Articles of Incorporation did not increase the number of shares of capital stock that Schlumberger may issue.

The following summarizes the materials terms of Schlumberger’s capital stock and reflects the changes to those rights associated with the events described in the preceding paragraph. Reference is made to Schlumberger’s Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, which are incorporated herein by reference to Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K.

Available, Issued and Treasury Shares

Schlumberger may issue an aggregate of 1,500,000,000 shares of common stock, par value $0.01 per share. As of March 31, 2005, 667,106,015 shares were issued, of which 589,174,503 shares were outstanding and 77,931,512 shares were held by Schlumberger as treasury stock.

Schlumberger may also issue an aggregate of 200,000,000 shares of preferred stock, par value $0.01 per share, which may be issued in one or more separate series. Under the Articles of Incorporation, Schlumberger’s preferred stock (1) may be issued for not less than par value and not less than fair value taking into account the terms and conditions of such preferred stock, (2) would be subject to maximum and minimum dividend rates, (3) would be entitled to one vote per share, (4) would be entitled to receive certain liquidation preferences, (5) may contain provisions allowing it to be converted into common stock or other securities, and (6) may contain optional or mandatory redemption provisions. No shares of preferred stock have been issued as of the date of this Current Report on Form 8-K.

Dividend Rights

All outstanding shares of Schlumberger’s common stock (i.e., shares not held by Schlumberger) are entitled to participate equally and receive dividends that may be paid out of available profits of the preceding fiscal year or years or distributions out of contributed surplus capital reserves. All accumulated and unpaid dividends payable on preferred stock (if issued and outstanding) must be paid prior to the payment of any dividends on common stock. The amount of dividends payable with respect to any fiscal year is determined by the stockholders at the annual general meeting following such fiscal year, except that Schlumberger’s Board of Directors may allocate such part of the earnings to the retained earnings reserves as it deems fit and may declare interim dividends and may declare and make distributions out of retained earnings reserves or out of contributed surplus capital reserves. Any such distribution can only occur if, at the time of distribution, Schlumberger’s “equity” (i.e., Schlumberger’s net asset value) at least equals the nominal capital (i.e., the aggregate par value of Schlumberger’s outstanding shares) and as a result of the distribution will not fall below the nominal capital.

Voting Rights

Entitlement to Vote

Each holder of shares of common stock and each holder of preferred shares (if issued and outstanding) is entitled to one vote for each share registered in that holder’s name. Voting rights may be exercised in person or by proxy.

Quorum

No action may be taken at any general meeting of stockholders unless a quorum consisting of the holders of at least one-half of the outstanding shares entitling the holders thereof to vote at such meeting are present at such meeting in person or by proxy. If a quorum is not present in person or by proxy at any general meeting of stockholders, a second general meeting will be called in the same manner as the original meeting of stockholders, to be held within two months, at which second meeting, regardless of the number of shares represented (subject to certain limitations in the event of an asset disposition or liquidation of Schlumberger or the amendment of Schlumberger’s Articles of Incorporation), valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and also in the notice of the second meeting or which by law is required to be brought before the stockholders despite the absence of a quorum.

Required Vote

In general, any action requiring the approval of the stockholders may be authorized by a majority of the votes cast (excluding any abstentions) at any meeting at which a quorum is present (subject to the quorum exception described above).

No action to amend Schlumberger’s Articles of Incorporation or to dissolve Schlumberger can be taken, however, unless such action is approved by the holders of at least a majority of the shares outstanding and entitled to vote. In addition, holders of preferred stock (if issued and outstanding) would have additional rights to vote as a class on certain amendments to Schlumberger’s Articles of Incorporation that would adversely affect the preferred stock.

The sale or disposition of all or substantially all of the assets of Schlumberger must be approved by the holders of at least a majority of the shares outstanding and entitled to vote, except that under the Articles of Incorporation this requirement does not apply to a reorganization or rearrangement of Schlumberger or any of Schlumberger’s subsidiaries or any of its assets in any transaction that does not result in any diminution of the beneficial interest of the stockholders in Schlumberger’s assets.

Under the Articles of Incorporation, Schlumberger’s Board of Directors may move its corporate seat to, or convert Schlumberger into a legal entity under the laws of, another jurisdiction, and may change Schlumberger’s corporate domicile from the Netherlands Antilles to another jurisdiction to the extent allowed by applicable law. In certain cases, stockholder approval of such action may not be required under applicable law.

Preemptive and Other Rights

The shares of Schlumberger’s common stock do not carry any preferential, preemptive or conversion rights, and there are no redemption provisions with respect to the common stock. The shares of preferred stock (if issued and outstanding) would not carry any preemptive rights, but Schlumberger’s Board of Directors could specify conversion rights, redemption provisions and (within limits) liquidation preferences with respect to one or more series of preferred stock. The Board of Directors may grant contract rights to acquire shares of Schlumberger’s capital stock.

Repurchases of Common Stock

Schlumberger may for its own account purchase shares of common stock so long as one share of common stock remains outstanding and Schlumberger’s equity before and after such a purchase at least equals its nominal capital.

Election and Removal of Directors

Directors are elected at a general meeting of stockholders by a majority of votes cast by stockholders entitled to vote. The number of directors constituting the whole Board of Directors may not be less than five nor more than 24, as fixed and elected by the general meeting of stockholders. The Board of Directors is authorized to appoint directors to fill vacancies on the Board of Directors, which appointment will be effective until the next general meeting of stockholders. Directors may be suspended or dismissed at any general meeting of stockholders. A suspension automatically terminates if the person concerned has not been dismissed within two months after the day of suspension.

Stockholder Meetings

In accordance with applicable law, all general meetings of stockholders must be held in the Netherlands Antilles. The annual general meeting of stockholders is held on a date determined from year to year by the Board of Directors, for the purpose of electing directors, reporting on the course of business during the preceding fiscal year, approving of the balance sheet and the profit and loss account for the preceding fiscal year and for any other purposes required by law or as may be stated in the notice of such meeting. Special general meetings of stockholders may be called at any time upon the direction of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Board of Directors. Special general meetings of stockholders may also be called by one or more stockholders representing at least 10% of the votes that can be cast on the topics they wish to be addressed at such meeting and that have a reasonable interest in having such meeting convened, by one or more holders of shares representing in the aggregate a majority of shares then outstanding and, in certain circumstances if all of the directors are prevented from or incapable of serving, by any person or persons holding in the aggregate at least 5% of the outstanding shares of common stock.

Stockholder Action by Written Consent

Under Netherlands Antilles law, stockholders may not act by written consent without a meeting, unless all stockholders entitled to vote on the matter have cast a vote.

Buy-Out

Under the Articles of Incorporation, any one person, or any two or more legal entities belonging to the same group, holding shares representing at least 90% of Schlumberger’s equity can require the remaining stockholders to transfer their shares as provided by and in accordance with the provisions of Netherlands Antilles law. This provision is somewhat similar to statutes that exist in Delaware and most U.S. states, which typically allow the owner or owners of 90% of a company’s outstanding equity to effect a “short-form” merger. In order to effect a compulsory share transfer, the owner or owners of 90% of Schlumberger’s outstanding equity would have to institute an action in a Netherlands Antilles court and pay the transferring stockholders the value of the shares to be transferred as determined by the judge (based on the advice of one or three experts). A judge can deny a request for a compulsory share transfer if a stockholder would suffer serious material damage through the transfer.

Rights Upon Liquidation

In the event of liquidation, each share of common stock is entitled to equal rights after satisfaction of any preferred stock liquidation preference.

Listing, Transfer Agents and Registrars

Schlumberger’s common stock is listed for trading on the New York Stock Exchange, The London Stock Exchange, Euronext Paris, Euronext Amsterdam and The SWS Swiss Exchange. The transfer agent and registrar for the common stock is EquiServe Trust Company, N.A., Canton, Massachusetts.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1	Articles of Incorporation of Schlumberger N.V. (Schlumberger Limited) as amended and restated on April 13, 2005 (incorporated by reference to Appendix 1 to Schlumberger’s definitive proxy statement for the 2005 Annual General Meeting of Stockholders held on April 13, 2005).

3.2	Amended and Restated Bylaws of Schlumberger N.V. (Schlumberger Limited) (incorporated by reference to Exhibit 3.1 to Schlumberger’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Frank A. Sorgie
Frank A. Sorgie
Chief Accounting Officer

Date: April 29, 2005